UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

ONTO INNOVATION INC.
(Exact name of registrant as specified in its charter)
Delaware	001-39110	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (978) 253-6200

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange (NYSE)

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On November 11, 2019, Onto Innovation Inc., formerly Nanometrics Incorporated (“Onto Innovation”), engaged Ernst & Young LLP (“EY”) as its independent registered public accounting firm for the fiscal year ending December 31, 2019, and PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm, following the merger of a direct wholly-owned subsidiary of Onto Innovation with and into Rudolph Technologies, Inc. (“Rudolph”) on October 25, 2019, as previously disclosed in Onto Innovation’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2019 (the “Merger”).  The decision to change accountants was approved by the audit committee of Onto Innovation’s board of directors.

PwC’s reports on Nanometrics Incorporated’s financial statements for the fiscal years ended December 29, 2018 and December 30, 2017 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 29, 2018 and December 30, 2017 and the subsequent interim period through November 11, 2019, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years

During the fiscal years ended December 29, 2018 and December 30, 2017 and subsequent interim period through November 11, 2019, there have been no reportable events (as defined in S-K 304(a)(1)(v)), except that as disclosed in the Company's Quarterly Report on Form 10-Q for the quarterly periods ended April 1, 2017, July 1, 2017 and September 30, 2017 (the "2017 Form 10-Qs"), management concluded that a material weakness existed related to ineffective controls over the existence of inventories subject to the cycle count programs.  The material weakness was remediated and described in Item 9A of the Company’s annual report on Form 10-K for the year ended December 30, 2017.

Onto Innovation has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of the letter from PwC, dated November 12, 2019, is filed as Exhibit 16.1 and incorporated herein by reference to this Form 8-K.

(b) On November 11, 2019, the audit committee of Onto Innovation’s board of directors approved the engagement of EY as Onto Innovation’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  Prior to the completion of the Merger, EY served as the independent registered public accounting firm of Rudolph.

During the fiscal years ended December 29, 2018 and December 30, 2017, and the subsequent interim periods through November 11, 2019, neither Onto Innovation nor anyone on its behalf consulted with EY, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Onto Innovation’s financial statements, and neither a written report nor oral advice was provided to Onto Innovation that EY concluded was an important factor considered by Onto Innovation in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter dated November 12, 2019 from PricewaterhouseCoopers LLP to the SEC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Onto Innovation Inc.

Date: November 12, 2019	By: /s/ Michael P. Plisinski
Michael P. Plisinski Chief Executive Officer